EXHIBIT 32.13
CERTIFICATION PURSUANT TO
SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, Paul E. Ruppert, President and Chief Executive Officer of Eastern Energy Gas Holdings, LLC, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:
(1)the Quarterly Report on Form 10-Q of Eastern Energy Gas Holdings, LLC for the quarterly period ended March 31, 2026 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Eastern Energy Gas Holdings, LLC.

Date: May 1, 2026	/s/ Paul E. Ruppert
Paul E. Ruppert
President and Chief Executive Officer
(principal executive officer)